SmileDirectClub Reports Third Quarter 2022 Financial Results

Disciplined Cost Management Drove Improving Cash Flow
Raises Midpoint of 2022 Revenue and Adjusted EBITDA Guidance

NASHVILLE, Tenn., November 7, 2022 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•Total revenue of $107 million, a 15.1% decrease over the second quarter of 2022 and a decrease of 22.5% over the prior year period.
•Net loss of $(70) million, an increased loss of $4 million over the second quarter of 2022 and an improvement of $20 million over the prior year period.
•Adjusted EBITDA of $(30) million, a $7 million decrease over the second quarter of 2022, and an improvement of $24 million over the prior year period.
•Diluted EPS of $(0.18), a decrease of $0.01 over the second quarter of 2022, and a improvement of $0.05 over the prior year period.
•Net cash used in operating activities was $(24) million, an increase of $6 million over the second quarter of 2022 and an improvement of $15 million over the prior year period.
•Free Cash Flow defined as net cash used in operating activities less net cash used in investing activities of $(35) million, an improvement of $1 million over the second quarter of 2022 and an improvement of $29 million over the prior year period

Key Operating Metrics and Strategic Highlights

•Third quarter unique aligner shipments of 52,367, a 16.5% sequential decrease over 62,705 shipments in the second quarter of 2022.
•Third quarter average aligner gross sales price (“ASP”) of $1,902 compared to $1,917 for the second quarter of 2022.

“Our team delivered both revenue and bottom-line results that are on track with our updated outlook provided on our second quarter call. We are raising our full year 2022 midpoint guidance for revenue and adjusted EBITDA based on better traction with customers driven by improving marketing efficiencies. Our disciplined cost management enabled us to produce improved year-over-year bottom line results despite top line headwinds,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub. “During the third quarter, our team made great progress on our key growth initiatives. Our innovative SmileMaker mobile scanning app for 3D treatment planning is on track to launch in a test market in the fourth quarter with an expanded geographic release in early 2023. Our in-person, premium aligner offering SmileDirectClub Care+ is targeted for test market release in the first quarter of 2023. This solution and value proposition has resonated well within the dental industry as we continue to build scale in our partner network by adding 260 new partners in the third quarter, with growing provider interest in joining the network even before the official launch of Care+.”

Business Outlook

SmileDirectClub’s mission is to democratize access to a smile each and every person loves and deserves by making it affordable and convenient for everyone. The aspirational vision of the Company’s organization is to become the “world’s leading oral health brand by helping more people realize the life changing potential of a confident smile.” SmileDirectClub’s vision and mission are much greater than manufacturing and marketing clear aligners. Every decision and investment the Company has made is to support and expand this mission and enable its long-term growth potential. For SmileDirectClub to realize the Company’s vision through its mission, the Company must expand its reach within and beyond the Company’s existing core customer base. Expanding reach comes through continuously bringing transformative innovation to the market across an entire portfolio of both consumer facing and non-consumer facing innovations through the Company’s focus on Partner Network, aligner product innovations, Care+ and oral care solutions. SmileDirectClub possesses the unique assets and innovation to disrupt the incumbents, the agility to adjust to the needs of its customer, and a sustainable brand that is top of mind with consumers.

The Company has been issued 46 patents and counting for its innovations in orthodontic treatment planning, aligner manufacturing, smile scanning technologies, its proprietary telehealth platform and a variety of other areas. There are many more patents pending and in the pipeline in both the U.S. and abroad on various technologies relating to data capture, 3D image capture, intraoral scanning, monitoring, manufacturing, and consumer products. In addition, the Company has enabled treatment for over 1.8 million customers, built the only end-to-end vertically integrated platform for the consumer at scale, created a Dental Partner Network with 950 global practices that are live or pending training, created oral care products available at over 16,300 retail stores worldwide, and remains the strongest teledentistry brand with 58% aided awareness. Demand for medical professionals to join SmileDirectClub’s Partner Network has been strong with 260 new partners added in the third quarter and a robust pipeline of additional practice interest even before the launch of the Care+ offering.

When consumers are considering straightening their teeth, they typically do one or all of the following: search online to understand their options; ask a dentist; ask a friend or family member which option they should choose. Based on the Company’s research, consumers have noted its product and customer experience is nearly identical to Invisalign, less expensive, and more convenient. Compared to other teledentistry platforms, research showed that significantly fewer customers would recommend those brands to their friends and family compared with SmileDirectClub customer recommendations. A first quarter consumer brand survey separately noted that the SmileDirectClub’s unaided and aided brand awareness continues to increase from and surpass its teledentistry competitors and close in on the brand awareness recognition of category originator Invisalign. Additionally, the Company’s pioneering telehealth platform was recently recognized by MedTech Breakthrough, winning the “Best Telehealth Platform” award in 2022.

In addition to these investments to create the next generation of oral care and influence consumer decision making, the Company will continue to make strategic investments in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically teledentistry, minimal penetration against the total addressable market, a number of recent regulatory wins that helped remove barriers to access to care, and clear aligners gaining share in the overall industry.

Revised Full Year 2022 Guidance

Challenges to consumer spending and sustained high inflation continue to impact our overall expected demand for the balance of the year. Our third quarter results were as expected and with only two months left in the year, we are tightening our full year 2022 outlook.

For the year ended December 31, 2022, the Company expects total revenue to be in the range of $470 million to $500 million.

The full year 2022 costs and capital outlook include (see Company’s supplemental earnings presentation for more insights regarding these assumptions):

•Gross margin range (as a percentage of total revenues) of 70.5% to 71.5%
•Adjusted EBITDA range of ($155 million) to ($135 million)
•CapEx range of $55 million to $60 million
•One-time costs range of $20 million to $25 million
•Year-end cash balance between $110 million to $130 million

Year-end cash guidance includes an estimated $60 million to $70 million from outside funding, primarily coming from utilization of the outstanding HPS facility.

Conference Call Information

SmileDirectClub Third Quarter 2022 Conference Call Details

Date:	November 8, 2022
Time:	8:00 a.m. Eastern Time (7:00 a.m. Central Time)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com

A replay of the call may be accessed the same day from 11 a.m. Eastern Time on Tuesday, November 8, 2022 until 11:59 p.m. Eastern Time on Tuesday, November 15, 2022 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13733253. A copy of the third quarter 2022 results supplemental earnings presentation and an archived version of the call, when completed, will also be available on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the period ended September 30, 2022.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. For more information, please visit SmileDirectClub.com.

Investor Relations:
Jesse Weaver
Senior Vice President, Finance and Treasury

Jonathan Fleetwood
Director, Investor Relations
investorrelations@smiledirectclub.com

Media Relations:
Kim Atkinson
Senior Vice President, Global Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Cash	$120,181	$224,860
Accounts receivable, net	152,531	184,558
Inventories	44,242	40,803
Prepaid and other current assets	21,085	17,519
Total current assets	338,039	467,740
Accounts receivable, net, non-current	49,249	59,210
Property, plant and equipment, net	202,514	227,201
Operating lease right-of-use assets	22,810	24,927
Other assets	19,184	15,480
Total assets	$631,796	$794,558
LIABILITIES AND EQUITY (DEFICIT)
Accounts payable	$36,097	$19,922
Accrued liabilities	86,258	122,066
Deferred revenue	14,507	20,258
Current portion of long-term debt	4,217	10,997
Other current liabilities	6,703	4,997
Total current liabilities	147,782	178,240
Long-term debt, net of current portion	788,164	729,973
Operating lease liabilities, net of current portion	16,973	20,352
Other long-term liabilities	746	347
Total liabilities	953,665	928,912
Commitment and contingencies
Equity (Deficit)
Class A common stock, par value $0.0001 and 121,420,358 shares issued and outstanding at September 30, 2022 and 119,280,781 shares issued and outstanding at December 31, 2021	12	12
Class B common stock, par value $0.0001 and 268,823,501 shares issued and outstanding at September 30, 2022 and 269,243,501 shares issued and outstanding at December 31, 2021	27	27
Additional paid-in-capital	467,946	448,867
Accumulated other comprehensive income	741	293
Accumulated deficit	(359,881)	(295,321)
Noncontrolling interest	(448,334)	(305,852)
Warrants	17,620	17,620
Total equity (deficit)	(321,869)	(134,354)
Total liabilities and equity (deficit)	$631,796	$794,558

SmileDirectClub, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue, net	$98,524	$126,796	$357,838	$478,185
Financing revenue	8,246	10,887	26,374	33,140
Total revenues	106,770	137,683	384,212	511,325
Cost of revenues	31,995	39,412	109,136	133,233
Gross profit	74,775	98,271	275,076	378,092
Marketing and selling expenses	58,212	96,175	226,114	289,241
General and administrative expenses	75,507	85,658	218,620	251,778
Lease abandonment and impairment of long-lived assets	197	1,378	1,429	1,378
Restructuring and other related costs	3,169	95	17,869	1,759
Loss from operations	(62,310)	(85,035)	(188,956)	(166,064)
Interest expense	5,360	1,772	11,370	21,277
Loss on extinguishment of debt	—	—	—	47,631
Other expense	1,323	2,695	8,564	3,737
Net loss before provision for income tax expense (benefit)	(68,993)	(89,502)	(208,890)	(238,709)
Provision for income tax expense (benefit)	739	(119)	(468)	1,576
Net loss	(69,732)	(89,383)	(208,422)	(240,285)
Net loss attributable to noncontrolling interest	(48,058)	(61,991)	(143,862)	(167,104)
Net loss attributable to SmileDirectClub, Inc.	$(21,674)	$(27,392)	$(64,560)	$(73,181)

Earnings (loss) per share of Class A common stock:
Basic	$(0.18)	$(0.23)	$(0.53)	$(0.62)
Diluted	$(0.18)	$(0.23)	$(0.53)	$(0.62)

Weighted average shares outstanding:
Basic	121,163,578	118,918,072	120,729,146	118,081,711
Diluted	389,987,079	388,161,573	389,654,332	387,554,625

SmileDirectClub, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net loss	$(208,422)	$(240,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	57,609	51,655
Deferred loan cost amortization	4,239	4,069
Equity-based compensation	21,559	37,659
Loss on extinguishment of debt	—	47,631
Paid in kind interest expense	626	3,324
Asset impairment and related charges	2,905	1,378
Other non-cash operating activities	2,117	977
Changes in operating assets and liabilities:
Accounts receivable	41,988	30,845
Inventories	(3,439)	(9,706)
Prepaid and other current assets	(3,548)	(10,062)
Accounts payable	18,106	(20,984)
Accrued liabilities	(34,693)	9,827
Deferred revenue	(5,751)	(4,395)
Net cash used in operating activities	(106,704)	(98,067)
Investing Activities
Purchases of property, equipment, and intangible assets	(40,168)	(70,284)
Net cash used in investing activities	(40,168)	(70,284)
Financing Activities
Repurchase of Class A shares to cover employee tax withholdings	(2,953)	(9,055)
Proceeds from stock purchase plan	481	632
Repayment of HPS Credit Facility	—	(396,497)
Payment of extinguishment costs	—	(37,701)
Borrowings of long-term debt	54,920	747,500
Payments of issuance costs	(5,482)	(21,179)
Purchase of capped call transactions	—	(69,518)
Final payment of Align arbitration	—	(43,400)
Principal payments on long-term debt	—	(4,609)
Payments of finance leases	(6,780)	(8,046)
Other	1,820	684
Net cash provided by financing activities	42,006	158,811
Effect of exchange rates change on cash and cash equivalents	187	464
Decrease in cash	(104,679)	(9,076)
Cash at beginning of period	224,860	316,724
Cash at end of period	$120,181	$307,648

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”) and Free Cash Flow. We provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Free Cash Flow and Adjusted EBITDA, to evaluate our actual operating performance and for the planning and forecasting of future periods.

We define Free Cash Flow as net cash used in operating activities less net cash used in investing activities.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance, retention and other labor costs, certain one-time legal settlement costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of both Free Cash Flow and Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure for Adjusted EBITDA, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Free Cash Flow
(in thousands)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net Cash used in operating activities	$(24,100)	$(17,840)	$(38,716)
Net Cash used in investing activities	(10,796)	(17,754)	(24,981)
Free Cash Flow	$(34,896)	$(35,594)	$(63,697)

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(69,732)	$(89,383)	$(208,422)	$(240,285)
Depreciation and amortization	19,113	18,486	57,609	51,655
Total interest expense	5,360	1,772	11,370	21,277
Income tax expense (benefit)	739	(119)	(468)	1,576
Lease abandonment and impairment of long-lived assets	197	1,378	1,429	1,378
Restructuring and other related costs	3,169	95	17,869	1,759
Loss on extinguishment of debt	—	—	—	47,631
Equity-based compensation	7,693	10,492	21,559	37,659
Other non-operating general and administrative losses	3,788	3,264	11,778	5,777
Adjusted EBITDA	$(29,673)	$(54,015)	$(87,276)	$(71,573)